Asset Transfer from AYP Energy to Allegheny Energy Supply Company using October 31, 1999 Book Values

                                                          Net
                                                         Asset
                                                       Transfer
Property, Plant & Equip:
At original cost                                        168,915,809.54
Accumulated deprecation                                 (15,761,209.38
Total Property, Plant & Equip                           153,154,600.16

Current Assets:
Materials and supplies:
Operating & construction materials and supplies           2,197,759.72
Fuel materials and supplies                               2,003,417.37
Deferred income taxes - current
Prepaid taxes                                             1,064,820.93
Other current assets                                         25,843.40
Total Current Assets                                      5,291,841.42

Deferred Charges:
Other deferred charges                                    3,314,539.31
Total Deferred Charges                                    3,314,539.31

Capitalization
Long-term debt                                         (130,000,000.00
Total Capitalization                                   (130,000,000.00

Deferred Credits & Other Liabilities
Deferred income taxes                                    (7,256,448.00
Total Deferred Credits & Other Liabilities               (7,256,448.00

Net asset transfer                                       24,504,532.89